AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of September 30, 2004 among YDI WIRELESS, INC., a Delaware corporation ("Parent"), STUN ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and PHAZAR CORP., a Delaware corporation (the "Company").

                                    RECITALS

         A. Parent, the Company, and Merger Sub previously entered into an Agreement and Plan of Merger, dated as of October 30, 2003 (as amended to date, the "Original Agreement"), pursuant to which Merger Sub would have merged into the Company and the Company would have become a wholly owned subsidiary of Parent.

         B. Parent, the Company, and Merger Sub desire to amend the Original Agreement to provide that the Company will merge into Merger Sub.

         NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Recital A of the Original Agreement is hereby amended by replacing the current text of that section in its entirety with the following language:

             Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Merger Sub (the "Merger").

         2. Section 1.1 of the Original Agreement is hereby amended by replacing the current text of that section in its entirety with the following language:

             At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corp-oration." The name of the Surviving Corporation shall be Antenna Products Inc. At the Effective Time, the purpose of the Surviving Corporation shall be to conduct and engage in all lawful activities and business to the maximum extent permitted by the DGCL.

         3. Except as specifically amended by this Amendment, the Original Agreement shall remain in full force and effect.

         4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A facsimile or copy of a signature is valid as an original.
                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Amendment to be signed by their respective duly authorized officers, all as of the date first written above.

[Seal]                                     YDI WIRELESS, INC.


                                           By:      /s/ Robert E. Fitzgerald
                                               --------------------------------

                                           Name:    Robert E. Fitzgerald
                                               --------------------------------
                                                    Chief Executive Officer


[Seal]                                     PHAZAR CORP.


                                           By:      /s/ Gary W. Havener
                                               --------------------------------

                                           Name:    Gary W. Havener
                                               --------------------------------
                                                    President


[Seal]                                     STUN ACQUISITION CORPORATION


                                           By:      /s/ Robert E. Fitzgerald
                                               --------------------------------

                                           Name:    Robert E. Fitzgerald
                                               --------------------------------
                                                    Chief Executive Officer